Exhibit 99.1

Media Relations Contact:

Suzanne Keen

972-453-7875

suzanne.keen@dexmedia.com

Investor Relations Contact:

Cliff Wilson

972-453-6188

cliff.wilson@dexmedia.com

Dex Media announces organizational restructuring yielding up to $150M in annual expense savings with up to $110M realized in 2015

Major streamlining enhances revenues and supports deleveraging

DALLAS, Dec. 11, 2014 - Dex Media, Inc. (NASDAQ:DXM), one of the largest national providers of social, local and mobile marketing solutions to local businesses, today announced sweeping changes designed to reorganize and refocus the company. These changes will result in run-rate annual structural savings estimated between $130 million to $150 million. The savings will ramp up over the first eight months of 2015, with $90 million to $110 million to be realized within the year. One-time cost to achieve is expected to be in the range of $70 million to $100 million, the majority expensed by the end of 2015. Management also expects to identify further expense reductions in 2016 and beyond.

With the cost savings and sales enhancement changes implemented today, the company expects to begin deleveraging within 2016.(1) All areas of the company are affected by the changes. Major strategic changes impacting the cost structure include the following:

•                  Launch of the virtual sales office. Sales reps will be equipped to perform all work with wireless technology, without need for a physical sales office, so they can spend more time with clients. This will enable elimination of all field sales offices.

•                  Automation of the sales process, enabling a paperless environment where orders will flow through to fulfillment untouched by human hands.

•                  Integration of  systems to eliminate duplication left over since the merger of Dex One and SuperMedia. This will enable streamlining of product portfolios and a material reduction in personnel.

•                  Variabilizing the print cost structure to enable directory costs to change in lock step with decreases in consumer usage, in addition to the structural cost savings mentioned above.

Today’s changes included planned workforce reductions and job reassignments through 2015 that will impact approximately 1,000 employees or 25% of the company’s employee base, including 350 field sales representatives. The company also de-layered its sales organization by eliminating a layer of management and allowing these experienced sales professionals to return to the field. Additional reductions occurred in the company’s administrative, sales support, field marketing, publishing, distribution, and technology organizations.

In addition to reductions in cost, the company announced a number of revenue enhancement measures. These upgrades include product simplifications enabling a more intuitive client sales call and more satisfying client experience; the introduction of new sales tools, automation of the sales presentation and sales process; enhanced Internet yellow pages (IYP) products that will deliver more intelligent search results and deeper business content, including photos, reviews and videos; as well as improved print yellow pages products resized and reformatted for enhanced readability and reduced paper waste.

“With these changes, we are taking the necessary steps to transform Dex into a leaner, nimbler and more competitive organization,” said Joe Walsh, president and chief executive officer. “Through a combination of cost reductions, product and productivity improvements, we are positioning the company to be the leading digital marketing provider for small and medium-sized businesses.”

The redesign of the company’s search portals, DexKnows.com® and Superpages.com®, will be seen in the first quarter of 2015. Redesigned print directories with attractive new covers and larger interior text will launch in the second quarter of 2015.

(1) On a net debt to adjusted EBITDA basis, before one-time expenses.

About Dex Media

Dex Media (DXM) offers integrated marketing solutions that deliver measurable results. As the marketing department for more than 500,000 small and medium-sized businesses across the U.S., Dex Media helps them Get Found, Get Chosen and Get Talked About. The company’s widely used consumer services include the DexKnows.com® and Superpages.com® search portals and applications as well as local print directories. For more information, visit www.DexMedia.com.

Forward-Looking Statements

Some statements included in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. Statements that include the words “may,” “will,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “preliminary,” “intend,” “plan,” “project,” “outlook” and similar statements of a future or forward-looking nature identify forward-looking statements. You should not place undue reliance on these statements, as they are not guarantees of future performance. Forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including among others, whether we will be able to implement the corporate restructuring as planned, whether the expected amount of the costs associated with the corporate restructuring will exceed our expectations and whether we will be able to realize the anticipated benefits in the amounts and at the times expected from the corporate restructuring. We believe that these factors include, but are not limited to, the risks related to the following: our inability to provide assurance for the long-term continued viability of our business; failure to comply with the financial covenants and other restrictive covenants in our credit facilities; limitations on our operating and strategic flexibility and the ability to operate our business, finance our capital needs or expand business strategies under the terms of our credit facilities; limited access to capital markets and increased borrowing costs resulting from our leveraged capital structure and debt ratings; changes in our credit rating; changes in our operating performance; reduced advertising spending and increased contract cancellations by our clients, which causes reduced revenue; declining use of print yellow page directories by consumers; our ability to collect trade receivables from clients to whom we extend credit; credit risk associated with our reliance on small and medium sized businesses as clients; our ability to anticipate or respond to changes in technology and user preferences; our ability to maintain agreements with major Internet search and local media companies; competition from other yellow page directory publishers and other traditional and new media including increased competition from existing and emerging digital technologies; changes in the availability and cost of paper and other raw materials used to print our directories; our reliance on third-party providers for printing, publishing and distribution services; our ability to attract and retain qualified key personnel; our ability to maintain good relations with our unionized employees; changes in labor, business, political and economic conditions; changes in governmental regulations and policies and actions of federal, state and local municipalities impacting our businesses; the outcome of pending or future litigation and other claims; the risk that anticipated cost savings, growth opportunities and other financial and operating benefits as a result of the merger of Dex One and SuperMedia may not be realized or may take longer to realize than expected; and other events beyond our control that may result in unexpected adverse operating results.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the periodic and other reports we file with the Securities and Exchange Commission, including the information in “Item 1A. Risk Factors” in Part I of our Annual Report on Form 10-K for the year ended Dec. 31, 2013. All forward-looking statements included in this release are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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